Exhibit 16.1

                             [Tanner LC Letterhead]








April 26, 2005

Mr. Scott M. Quist
President and Chief Operating Officer
Southern Security Life
Insurance Company
5300 South 360 West, Suite 250
Salt Lake City, UT 84123

Dear Mr. Quist:

This is to confirm that the client-auditor relationship between Southern Security Life Insurance Company (Commission File Number 2-35669) and Tanner LC, independent registered public accounting firm, has ceased.

Sincerely,

/s/ Tanner LC


Tanner LC

cc:      Office of the Chief Accountant
         PCAOB Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, NW
         Washington, DC 20549